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Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
EXCHANGE ACT RULE 13a-14(a) AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, David Patterson, President and Chief Executive Officer of Optelecom-NKF, Inc. (the "Registrant"), certify that:

        1.     I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Optelecom-NKF Inc. for the year ended December 31, 2009;

        2.     Based on my knowledge, this annual report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods presented in this annual report.

/s/ DAVID PATTERSON David Patterson, President and Chief Executive Officer
Date: May 3, 2010

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  Exhibit 31.1